EXHIBIT 99.23(j)(i)




               Consent of Independent Certified Public Accountants


First Investors Cash Management Fund, Inc.
95 Wall Street
New York, New York  10005

        We consent to the use in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A (File No. 2-89287) of our report dated October 31, 2000 relating to the September 30, 2000 financial statements of First Investors Cash Management Fund, Inc., which are included in said Registration Statement.

                                                   /s/ TAIT, WELLER & BAKER

                                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 19, 2001